EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AboveNet, Inc.
360 Hamilton Avenue
White Plains, NY  10601

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated March 13, 2009, relating to the consolidated financial statements, the effectiveness of AboveNet, Inc.’s internal control over financial reporting and schedule of AboveNet, Inc. appearing in the Company’s Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York

May 12, 2009